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                                                                     EXHIBIT 3.2


                         NATIONAL FIBERSTOK CORPORATION

                                   BY-LAWS


                                 ___________

                                   OFFICES

      1. The registered office of the corporation shall be in Wilmington, Delaware, and the registered agent in charge thereof shall be:

                          CORPORATION SERVICE COMPANY
                               1013 Centre Road
                          Wilmington, Delaware 19805

          The corporation may also have an office or offices in Philadelphia, Pennsylvania and at such other places as the board of directors may from time to time designate.

                               CORPORATE SEAL

      2. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal, Delaware".

                          MEETINGS OF STOCKHOLDERS

      3. The annual meeting of stockholders for the election of directors shall be held on the 1st day of November in each year, or if that day be a legal holiday, on the next succeeding day not a legal holiday, at 10 o'clock in the morning at which meeting they shall elect by ballot, by plurality vote, a board of directors and may transact such other business as may come before the meeting.


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            Special meetings of the stockholders may be called at
any time by the president and shall be called by the president or secretary on the request in writing or by vote of a majority of the directors or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

            All meetings of the stockholders for the election of directors shall be held at the office of the corporation in Philadelphia, Pennsylvania or at such other place within such city as may be fixed by the board of directors provided that at least ten days' notice be given to the stockholders of the place so fixed. All other meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the board of directors or as shall be specified and fixed in the respective notices or waivers of notice thereof.

            No change of the time or other change of place of a meeting for the election of directors, as fixed by the by-laws shall be made within sixty days next before the day on such election is to be held. In case of any change in time or other change of place for the election of directors, notice thereof shall be given to each stockholder entitled to vote at least twenty days before the election is held.

            A complete list of stockholders entitled to vote, arranged in alphabetical order, and showing the address of each


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stockholder and the number of shares registered in name of
each stockholder shall be prepared by the secretary and shall be open to the examination of any stockholder at the place of election, for ten days prior thereto, and during the whole time of the election.

            Each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy, signed by him, for each share of voting stock held by him, but no proxy shall be voted on after three years from its date, unless it provides for a longer period.
Such right to vote shall be subject to the right of the board of directors to close the transfer books or to fix a record date for voting stockholders as hereinafter provided and if the directors shall not have exercised such right, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election.

            Notice of all meetings shall be mailed by the secretary to each stockholder of record entitled to vote, at his or her last known post office address, for annual meetings ten days and for special meetings five days prior thereto.

            The holders of a majority of stock outstanding and entitled to vote shall constitute a quorum, but the holders of a smaller amount may adjourn from time to time without further notice until a quorum is secured.


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                                   DIRECTORS

      4. The property and business of the corporation shall be managed and controlled by its board of directors three (3) in number. Directors need not be stockholders.

            The directors shall hold office until the next annual election and until their successors are elected and qualified. They shall be elected by the stockholders, except that if there be any vacancies in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from any increase in the authorized number of directors, such vacancies or newly created directorships may be filled for the unexpired term by a majority of the directors then in office, though less than a quorum.

                               POWERS OF DIRECTORS

      5. The board of directors shall have, in addition to such powers as are hereinafter expressly conferred on it, all such powers as may be exercised by the corporation, subject to the provisions of the statute, the certificate of incorporation and the by-laws.

            The board of directors shall have power:

            To purchase or otherwise acquire property, rights or privileges for the corporation, which the corporation has power to take, at such prices and on such terms as the board of directors may deem proper.


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            To pay for such property, rights or privileges in whole or in part with money, stock, bonds, debentures or other securities of the corporation, or by the delivery of other property of the corporation.

            To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgages or otherwise, and to do every act and thing necessary to effectuate the same.

            To appoint agents, clerks, assistants, factors, employees and trustees, and to dismiss them at its discretion, to fix their duties and emoluments and to change them from time to time and to require security as it may deem proper.

            To confer on any officer of the corporation the power of selecting, discharging or suspending such employees.

            To determine by whom and in what manner the corporation's bills, notes, receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed.


                             MEETINGS OF DIRECTORS

      6. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of the other business, at such place and time as shall be fixed by the stockholders at the annual meeting, and, if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of

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such meeting may also be fixed by written consent of the directors.

            Regular meetings of the directors shall be held at the office of the corporation as hereinbefore designated or elsewhere at the following time:

            Meetings may be held at other times as may be fixed by resolution of the board. No notice of regular meetings shall be required.

            Special meetings of the directors may be called by the president on two days' notice in writing or on one day's notice by telegraph to each director and shall be called by the president in like manner on the written request of two directors.

            Special meetings of the directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

            A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

                                  COMMITTEES

      7. From time to time the board may appoint from their own number, any committee or committees for any purpose, which shall have such powers as shall be specified in the resolution of appointment.


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                      COMPENSATION OF DIRECTORS AND MEMBERS
                                 OF COMMITTEES

      8. Directors and members of standing committees shall receive such compensation for attendance at each regular or special meeting as the board may from time to time prescribe.

                          OFFICERS OF THE CORPORATION

      9. The officers of the corporation may be a chief executive officer, president, executive vice president, one or more vice presidents, a secretary, a treasurer and such other officers as may from time to time be chosen by the board of directors.

            Any number of offices may be held by the same person unless the certificate of incorporation or by-laws otherwise provide.

            The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer chosen or appointed by the board of directors may be removed either with or without cause at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole board of directors.

                             CHIEF EXECUTIVE OFFICER

      10. The chief executive officer shall be the chief executive officer of the corporation. It shall be his duty to


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preside at all meetings of the stockholders and directors; to have general and active management of the business of the corporation in the ordinary course of its operations; to see that all orders and resolutions of the board of directors are carried into effect, to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the corporation, and to affix the corporate seal thereto when authorized by the board.

            He shall have general supervision and direction of the other officers of the corporation and shall see that their duties are properly performed.

            He shall submit a report of the operations of the corporation for the year to the directors at their meeting next preceding the annual meeting of the stockholders and to the stockholders at their annual meeting.

            He shall be ex-officio a member of all standing committees and shall have the general duties and powers of supervision and management usually vested in the office of chief executive officer of a corporation.

                                   PRESIDENT

      11. The president shall have primary responsibility for sales and marketing and shall perform those duties assigned to him by the Company's executive officer from time to time. The president shall report to the chief executive officer of the Company.


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                             EXECUTIVE VICE PRESIDENT

      12. The executive vice president shall have and perform those duties assigned to him by the board of directors and/or chief executive officer from time to time, with primary responsibility for corporate operations of the corporation. The executive vice president shall report to the chief executive officer.

                                 VICE PRESIDENT

      13. The vice president or vice presidents, in the order designated by the board of directors, shall be vested with all the powers and required to perform all the duties of the president in his absence or disability and shall perform such other duties as may be prescribed by the board of directors.

                                PRESIDENT PRO TEM

      14. In the absence or disability of the president and the vice presidents, the board may appoint from their own number a president pro tem.

                                   SECRETARY

      15. The secretary shall attend all meetings of the corporation, the board of directors, and standing committees. He shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. He shall give proper notice of meetings of stockholders and directors and shall perform such other duties as shall be assigned to him by the president or the board of directors.


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                                   TREASURER

      16. The treasurer shall have custody of the funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

            He shall disburse the funds of the corporation as may be ordered by the board, or president, taking proper vouchers for such disbursements, and shall render to the president and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation, and at the regular meeting of the board next preceding the annual stockholders' meeting, a like report for the preceding year.

            He shall keep an account of stock registered and transferred in such manner and subject to such regulations as the board of directors may prescribe.

            He shall give the corporation a bond, if required by the board of directors, in such sum and in such a form and with security satisfactory to the board of directors for the faithful performance of the duties of his office and the restoration to the corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the

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corporation. He shall perform such other duties as the board of directors may, from time to time prescribe or require.

                       DUTIES OF OFFICERS MAY BE DELEGATED

       17. In case of the absence or disability of any officer of the corporation or for any other reason deemed sufficient by a majority of the board, the board of directors may delegate his powers or duties to any other officer or to any director for the time being.

                              CERTIFICATES OF STOCK

       18. Certificates of stock shall be signed by the chief executive officer, president or vice president and either the treasurer, assistant treasurer, secretary or assistant secretary. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of such loss or destruction and the giving of a satisfactory bond of indemnity, in an amount sufficient to indemnity the corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the directors, it is proper to do so.

                                TRANSFER OF STOCK

       19. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock for cancellation.

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                        FIXING DATE FOR DETERMINATION OF
                             STOCKHOLDERS OF RECORD

       20. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

       If no record date is fixed:

       The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

       The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.

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       The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

       A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             STOCKHOLDERS OF RECORD

       21. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                   FISCAL YEAR

       22. The year of the corporation shall end: August 31.

                                    DIVIDENDS

       23. Dividends upon the capital stock may be declared by the board of directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of

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the corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

                                CHECKS FOR MONEY

       24. All checks, drafts or orders for the payment of money shall be signed by the treasurer or by such other officer or officers as the board of directors may from time to time designate. No check shall be signed in blank.

                                BOOKS AND RECORDS

       25. The books, accounts and records of the corporation, except as otherwise acquired by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the by-laws or by resolution of the directors.

                                     NOTICES

       26. Notice required to be given under the provisions of these by-laws to any director, officer or stockholder shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter-box, in a postpaid sealed wrapper, addressed to such stockholder, officer or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Any stockholder, officer or director may waive, in writing, any notice required to

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be given under these by-laws, whether before or after the time stated therein.

                              AMENDMENTS OF BY-LAWS

       27. These by-laws may be amended, altered, repealed or added to at any regular meeting of the stockholders or board of directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole authorized number of directors, as the case may be.



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